s-l.txt

AS filed with the Securities and Exchange Commission on August 10,2011
Registration NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 5-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
1933

ML CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (state or other jurisdiction of Incorporation or Organization) 6199 (Primary Standard Industrial Classification number)
33-1219511 (IRS Employer Identification Number)

16810 Avenue of the Fountains
Fountain Hills, AZ 85268
(480) 516-3394
(Address, including zip code and telephone number including are code of Registrants Principal Executive Offices)

Lisa Nelson
President and Chief Executive Officer
ML Capital Group, Inc.
16810 Avenue of the Fountains
Fountain Hills, AZ. 85268
(480) 516-3394
(Address including ziD code, and telephonee number.
including area code, of agent for service)

Copies to:

Michael W. Berg, Esq.
8426 Shea
scottsdale, AZ. 85260
Telephone No.: (480) 664-6654
Facsimile NO. : (480) 664-6656

Approximate date of proposed sale to the public: AS soon as practicable and from time to time after the effective date of this Registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or
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continuous basis pursuant to Rule 415 under the
securities Act of 1933, check the
following box.[x]


If this Form is filed to register additional securities for an offering pursuant to Rule
462(b) under the securities Act, ,please check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the securities Act. check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. see definitions of" large accelerated filer," " accelerated filer" and " smaller reporting company " in Rule 12b-2 of the Exchange nct. (check one):


Large accelerated filer [ ]
Accelerated filer [ ]
non-accelerated filer  [ ]
Smaller reporting company [x]
(DO not check if a smaller reporting company)


CALCULATION OF REGISTRATION PEE


Title of Each Class   Amount to Be Proposed Maximum Proposed  Amount
of Securities         Registered   Offering Price   Maximum   of
to Be to be Registered             per share        Aggregate Registration
Common Stock                                        Offering
Par value $0.0001                                   Price
per share                500,000     $      0.30     $150.000  $    17.42
Common Stock
Par value $0.0001
per share            14,043,487      $      0.30   $4,213,030  $   489.13
Total                14,543,487      $             $4,363,030  $   506.55


(1)
In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the
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additional shares of common stock issuable pursuant to
Rule 416 under the securities Act
of 1933, as amended.

(2)
The reeistration fee for securities to be offered by the Reeistrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

This registration statement also covers the resale under a separate resale prospectus (the
"Resale prospectus") by the selling stockholders of the Registrant of up to 14,043 ,487 shares of common stock, $0.0001 par value per share
(the "common stock").

(4)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).
our common stock is not traded on
any national exchange and in accordance with Rule 457, the offering price was determined by the price of the shares that were sold to our shareholders in a private placement pursuant to an exemption fiom registration under the Securities Act. The of $0.30 is a fixed price at which the selling stockholders may sell their shares until our common stock is quoted on a national exchange, at which time the shares may be sold at prevai1ing market prices or private1y negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY
TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT
THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME
EFFECTIVE INACCORDANCE WITH SECTION
8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE
REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH
DATE AS THE COMMISSION. ACTING PURSUANT TO SECTION 8(A),
MAY DETERMINE.

Remainder of this page left blank


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ML CAPITAL GROUP, INC.

500.000 SHARES OF COMMON STOCK
This prospectus relates to both (i)the initial public offering of our common stock. in which we are offerina a maximum of 500.000 shares of our common stock, and (ii)the resale by'certain selling stockholders of ML CAPITAL GROUP. INC. of up to 14,043.487 shares of common stock held by selling stockholders of ML CAPITAL
GROUP, INC.. NO public market currently
exists for the securities being offered. while we will receive proceeds from our own sale of our common stock, we will not receive any of the proceeds from the sale of the shares by the selling stockholders.

In our initial public offering, we are offering for sale a total of 500,000 shares of common stock at a fixed rice of 8.30 per share. here is no minimum nuder of shares that must be sold by us for the offering to roceed, and we will retain the proceeds from the sa7e of any of the offered shares. The offerin is being condu~ted on a self-underwritten. '2est efforts bas1 s. which means our President, ~isaels son, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Nelson will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the securities and Exchange Act of 1934. The shares will be offered at a fixed price of

5.30 per share for a period of 16 months from the effective date of this prospectus.
In the resale b certain sellin stockholders, the selling stockho ders z will be of7erin our shares of common stock at a fixed price of 20.30 per share until our shares are quoted on the OTC
Bulletin Board and thereafter at prevailin market prices or privately negotiated prices. Eacz of the selling stockholders may be deemed to be an "underwriter" as such term is defined in the securities Act of 1933, as amended (the "securities net").

There has been no market for our securities and a public market ma never develop, or, if anymarket does deveyop, it may not be sustained. our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial
~ndustry ~egulatory Authority for our common stock to be eligible for trading on the over-the-counter Bulletin Board. we do not yet have a market

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maker who has agreed to file such
application. here can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Investing in our common stock involves a high degree of risk. Before buying any shares, vou should carefullv read the discussion of material risks of investing in our common stock in "risk Factors" beginning on paae page 5 of this prospectus.

Neither the U.S. securities and Exchanae Commission nor any state securities commission A has approved or disapproved of anyone's investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the securities and Exchange commission. we and the selling stock olders may not sell these securities until the registrationstatement becomes effective. his prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is August 10,2011

DATED August 10,

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. we have pre ared this prospectus so that vou will have tEe information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. we have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements
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which relate to future events or our future

financial performance. In some cases you can identifv forward looking statements by terminology such as "should", "expects",
"plans" , anticipates believes" , "estimates",
"predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "~isk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any hture results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
while these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regardina the direction of our business.
accual results wi11 almost always vary, ' sometimes materially, from any estimates, predictions, projections. assumptions or other future performance sug ested herein. Except as required by aDD?icable law, includina the securities laws of the united states,.we do not-intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

AS used in this prospectus, references to the "company," "we," "our", "us" or "ML CAPITAL
GROUP. INC." refer to ML CAPITAL GROUP, INC. ~nleSS the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision. you should read the entire prospectus carefully, including the

"Risk Factors" section, the financial statements, and the notes to the financialstatements:

our company

0
ML CAPITAL GROUP, INC. was incorporated on september27, 2009, under the laws of the state of Nevada, for the purpose of conducting assistance with financing needs of Microcapcorporations.

summary Financial Information

The tables and information below are derived from our audited financial statements for the period from september 17,2009 (Inception) to May
31,201 1. Our working capital as at May 3 1,

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2011 was $3823.
				As of May 31, 2011
Cash				12,317
totalAssets			12,317
Total Liabilities 		 8,494
stockholder's Equity 		 3,823

				Results of operations
				from inception to May
				21, 2011
statement of Operations
total Expenses			14,884
Net LOSS for the Period 	14,884
Net Loss per share		(0.034)
The offering
securities we are offering up to 500,000 shares of our common stock offered:
The selling stockholders are hereby offering up to

14.043.487 shares of our common
stock.
offerin price: The selling stockholders will offer and sel? their shares of common stock at a fixed price of $0.30 per share until our shares are quoted on the OTC Bulletin Board. if our shares outstandingprior to offering:

0
shares
outstanding after
offering:

Market for the There is no public market for our shares. our common stock is not traded on any exchange or on common the over-the-counter market. ~fter the effective date of the registration statement relating tn +hi<

---. . . -

shares: prospectus, we hope to have a market maker tile an application with the Financial Indushy

Regulatory Authority ("FINRA") for our common stock to eligible for trading on the over The counter Bulletin Board. we do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or. if developed, that it will he sustained.
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Conse uently, apurchaser of our common stock may Fmd
it di?ficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

use of
we intend to use the net proceeds from the sale of our 500,000 shares (after deducting estimated proceeds:
offering ex enses payable by us) as workin capital for our expyoration activities. see "use o?
proceeds" on page 11for more information on the use of proceeds. we will not receive any ~roceeds from the sale of shares of common stock bv the selling stockholders who are simultaneous1 offering 14,043,487 shares of common stock under tKis prospectus.

we will not receive any proceeds from the sale of shares by the selling stockholders.

Risk Factors
l'he common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "~isk Factors" beginning on page 5.

RISK FACTORS

An investment in our common stock involves a number of very si nificant risks. YOU should careful9y consider the following known material risks and uncertainties in addition to other information in this DrosDectus in eval uati na our company and its business' before purchasing shares of our company's common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO OUR BUSINESS

we require capital for our operations and failure to raise sufficient funds will cause our operations to cease and your investment will be lost.

A certain amount of capital is required to carry our business until revenue streams are in place.
If we are not successful in raising this capital our business will suffer and may fail with loss of the entire investment.

we have minimal operations, have never had any revenues, have no current prospects for future revenues, and have losses which we expect to continue into the future. AS a result, we may have to suspend or cease operations.

u


we have had minimal operations and generated no operating revenues since inception. we have no operating history upon which an evaluation of our

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future success or failure can be made. As

of our last financial statement we had an accumulated deficit of 915,602. we have never had any revenues from operations and we do not have any current prospects for future revenues. Our abilitv to achieve and maintain orofitabilitv and cash flow is rimarily dependent upon
our abilitv to Locate gusiness entities in need of our services. based upon current plans, we do not expect to incur operating losses in future periods but if sufficient clientele is not available then losses will be incurred our operations are subject to various laws and governmental regulations that could restrict our future operations and increase our operating costs.

Many aspects of our operations are subject to various federal, provincial and local laws and governmental regulations. ~fthese laws and regulations are changed, it may affect both the needed client b&e and the network of professi-nals that have been recruited to provide services for the clients.

we depend upon our executive officers and key personnel .

our performance depends substantially on the performance of our executive officer, namelv our president, Lisa elson. ~anagement's.decisions and choices may negatively affect our financial results. In addition, the loss of Ms. .Nelson's services could cause irreparable harm that would result in the complete loss of your investment.

our future success will also depend to a large extent our ability to attract, train, retain and motivate qualified employees for expansion of operations. competition for talented personnel is intevse, and we ma z not be able to attract highly qualified techni ca or manaqeri a1 personnel. In addition, market conditions-may require us to pay higher compensation to qua1 ified management and technical personnel than we currently anticipate.
Any inability to attract and retain qualified personnel in the future could have a material adverse affect on our business, prospects, financial condition and results of operation.

Since our officers and directors have the ability to be employed by or consult for other companies, their other activities could slow down our operations.

Our officers and directors are not requited to work exclusively for us and does not devote all of their time to our operations. Therefore, it is ossible that a conflict of interest with regard to

Ris

time may arise based on employment by other companies.
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Their other activities may prevent
them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that our officer and director will devote between 15 -20 hours per week to our operations on an ongoin basis, and when reaui red will devote w'2ole davs and even multi~le days at 'a stretch when property vikits are reauired or when extensive analysis of information is needed. we do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our officers and directors.

Because our current president bas other business interests, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

LisaNelson, our president and director, currently devotes approximately fifteen hours per week providing management services to us. while she presently possesses adequate time to attend to our interest. it is ~ossible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. The loss of MS. .Nelson to our ComDanY could negatively impact our business development .

RISKS RELATED TO OUR COMMON STOCK

We are selling our offering of 500,000 shares of common stockwithout an underwriter and may be unable to sell any shares.

our offering of 500,000 shares is self-underwritten, that is, we are not going to enga e the services of an underwriter to sel 7 the shares; we intend to sell our shares through our president, who will receive no commissions. She will offer the shares to friends, family members, and business associates, however, there is no guarantee that she will be able to sell any of the shares.
unless she is successful in sellin all of the shares and we receive the proceeds from t'2is offering, we may have to seek alternative financing to implement our business plan.

Our current management holds significant control over our common stock and they may be able to control our company indefdtely.

our management has significant control over our voting stock which may make it difficult to com~lete some corDorate transactions without their support and may prevent a change in control. our officers and directors. own 48.500.000 shares, or 73.34%, of our outstanding common stock. AS a result of this substantial

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ownership in our common stock, the officers and
directors will have considerable influence over the outcome of all matters submitted to our stockholders for approval, includin the election of directors. In addition, this owners8ip could discoura e the acquisition of our common stock by potentia? investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

"Penny stock" rules may make buyin or selling our securities difficult, which may ma I!e our stock less liquid and make it harder for investors to buy and sell our securities.

under U.S. federal securities legislation, our common stock will constitute "penny stock.

Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive fiom the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowled e and experience in financi a1 matters to be capa 8le of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, rior to any transaction in a penny sfock, a disc 'Iosure schedule prepared by the Commlsslon relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make-it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. ~isclosure a1 so has to be made about the risks of investing in penny stocks in both public offerin s and in secondary trading and about t2e commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fkud in penny stock transactions.
Finally, monthly statements have to be
sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no liquidity and no established public marker
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for our common stock and we may
not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares and an active trading market in our securities may not develop or, if developed, may not be sustained. we intend to have an application filed on our behalf by a market maker for admission to quotation of our securities on the OTC Bulletin
Board after this prospectus is declared effective by the SEC. There can be no assurance that we will be successful at develooina a oublic market or in having our common stock quoted on a' quotation facility such as the OTC Bulletin Board.
ihere are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained. the OTC Bulletin Board and similar quotation services are often characterized by low tradin volumes, and price volatility, which may make it di fyicul t for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

0


We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.


Our Articles of Incorporation authorize the issuance of 100,000,000 shares of comnlon stock.


As of Au ust 10,201 1, the Company had 62,543,487 shares o7 common stock outstanding.


Accordiigly, we may issue up to an additional
37,456,513 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held bv our then existina shareholders. we mav value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.


Because we do not intend to pay any cash dividends on our common stock, our stockholders wiu not be able to receive a return on their shares unless they sell them.


we intend to retain any future earnings to finance the development and expansion of our business. we do not anticipate paying any cash dividends on our common stock in the


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foreseeable future. unless we pay dividends, our
stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desi red.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

~hough not now, in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least

100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an,affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the owners hi^ of outstandina voting shares sufticient, but for the control d share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i)one-fifth or more but less than one-third
(ii)one-third or more but less than a majority, or
(iii)a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.
The effect of the control share law is that the acquiring erson, and those acting in association with it, ogtains only such votin rights in the control shares as are conferred %y a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.
The control share law contemplates that voting rights will be considered only once by the other stockholders. ~hus, there is no authority to strip voting rights tiom the control shares of an acouirina Derson once those riahts have been a~~roved.

.. .

~f'the sfockholders do not grant votin
riahts to the control shares acaui red %v an acaui rina -

person, those shares do not become
permanent non-voting shares. The ac 8uiring person is kee to sell its shares to others. Ithe buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

n

~fcontrol shares are accorded full voting rights and the acquiring person has acquired control shares with a ma~ority or more of the voting power, any stockholder of record, other than an acquiring who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the company.

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In addition to the control share law, Nevada has a
business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i)the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii)an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the votina Dower of the then outstandiia shares of the corporation. The definition of the :erm
"business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acqui rer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of di rectors.

USE OF PROCEEDS

our ublic offering of 500,000 shares is being made on a seyf-underwri tten basis: no minimum number of shares must be sold in order for the offering to proceed. The offerin price per share is $0.30. The followin table sets ?orth the uses of proceeds assuming t'2e sale of 25%, 50%, 75% and loo%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $150,000 as anticipated.

shams shares shares shares
sold sold sold sold

GROSS PROCEEDS
FROM OFFERING

Legal

~ccounting &Audit

-ana ementsalaries
prin?iog
Consulting Fees
mce Expense

TOTAL EXPENSES


S-l.txt

NET ADDITION TO
WORKING CAPITAL 510,000 S23,WO 5 39500 5 66,000

The above fi ures represent only estimated costs. All proceeds wily be deposited into our corporate bank account.

U

DETERMINATION OF THE OFFERLNG PRICE

The offering price of the 500,000 shares being offered has been determined arbitrarily by us. The rice does not bear any relationship to our assets, Eook value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.
Accordingly, the offering price should
not be considered an indication of the actual value of the securities. we will not receive any of the ~roceeds from the sale of the 14.043.487.common shares being offered for sale by the' sellina stockholders. which 14.043.487 share shares of our common stock may'be offered and sold from time to time by the selling stockholders.

he selling shareholders will sell our shares at $0.30 per share until our shes are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

SELLLNG STOCKHOLDERS

he common shares being offered for resale by the 30
selling stockholders consist of 14,043,487 shares of our common stock. $0.0001 par value.

The following table sets forth the shes beneficially owned, as of AU ust 10,201 1, by the selling stockho 9ders prior to the offering by existing stockholders contem lated b this pros ectus, the num er E of s ares each selling K

E

stoc holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Benefi ci a1 ownership is determined in accordance with securities and Exchange commission rules, under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to yote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the securily. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. under the securities and Exchange commi ssion rules, more than one erson may be deemed to be a beneficial owner of t1e same securities, and a

Page 15


s-l.txt

person may be deemed to be a beneficial owner of securities as to which she or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percenta es below are calculated based on 14,043,487 s!ares of our common stock issued and outstanding as of nugust 10,201 1. We do not have outstanding options, wanants or
ot er securities exercisable for or convertible into shares of our common stock.

-selling stockholdel
Amanda Borowrki
Barbara Barbgallo
lames collinr
Jennifer Collins
Thomas Gentile
Mic-hellelahnke
John lahnke
Joanne ~eehan
lo-ephMuterPriscilla Muter
Thomas Muter
Dorothea 5erro
Jack serm
Michael Syrmuri ak
Jacob ~hompson
Mashall Varner Sr.
Marshall Varnerlr.
Ste~hanievarner
~yanWi ngensoth
Nancy Yates
Kathv Samarri~a
~oug-vanham'
Micrhele El kie
Tait Elkie
Pete Dunn
lames Ray
Tony Muratare
Vincent Barbagalla
~imlenustin
phi1 Radakis
TOTAL
sharer
owned
Before
the offering


sharer to be
wered for
the

Shareholder's

Total Shares
owned nfter
the offering
is


Percentage of
sharer Owned
nfter the

Offering is
tomlllete


None of the selling stockholders has a relationship with us other than as a shareholder, has ever been one of our officers or directors, or is a broker-dealer reqistered under the Securities
Exchange nct, as-amended, or an afi iliate of such a brokerdealer.

we may require the sellin stockholders to suspend the sales of the securities o7fered by this prospectus upon the occurrence of any event that makes anv statement in this DrosDectus, or the reiated registration statement, untrue in any material respect, or that requires the chanqinq of the statements in these .documents in order to make statements in those documents not misleading.

we will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.

DILUTION

he price of our offering our offerin of 500,000 shares is fixed at $0.30per share. Tzis price is significantly higher than the $0.0001 price per share issued to the company's officers and directors, for services rendered to the company.
Dilution represents the difference between the offering price and the net tangible book value per share immediately after colnpletion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offerin price of the shares being offered. ~ilutionof t8e value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

AS of nugust 10,201 1, the net tangible book value of our shares of common stock was $3,823or
$0.001 per share based upon 63,043,487shares outstanding.

~xistine Stockholders if all of the Shares are Sold

Price per share
Net tangible book value per share before offering
Potential ain to existing shareholders
Net tangib 4 e book value er share after offering
Increase to present stoc Rholders in net tangible book value per share after offering capital contributions
Number of shares outstanding before the offering s-l.txt
Number of shares after offering held by existing stockholders
Percentage of ownership after offering

PLAN OF DISTRIBUTION

Plan of Distribution for the Company's Initial public offering of 500,000 shares

ML CAPITAL GROUP, INC. has 62,543,487 common shares of common stock issued and outstanding as of the date of this prospectus. The
Company is registering an additional 500,000 shares of its common stock for sale at the price of $0.30 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the company's selling efforts in the offerina. ~isaNelson will not reaister as a broker-dealer pursuant to Section 15 of the Exchange
~ct.but rather will rely upon the "safe
harbor" provisions of sEC Rule 3a4-1, promulgated under the Securities Exchange nct of 1934, as amended (the "Exchange Act"). Generally speaking,
Rule 3a4-1 provides an exemption from
the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offerina of the issuer's securities. MS. is not subject-to any

N~ISO~
statutory disqualification, as that term is defined in
section 3(a) (39) of the Exchange Act. Ms.
Nelson will not be compensated in connection with her participation in the offerin by the payment of commissions or ot'2er remuneration based either directly or indirectly on transactions in our securities. MS. Nelson is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms.
Nelson will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. MS. Nelson will not participate in selling an offering of securities for any issuer more than once ever 12 months other than in reliance on Exchange Act Ruye 3a4-

l(a)(4)(i) or (iii).

ML CAPITAL GROUP. [NC. will receive all proceeds fiom the sale of the 500,000 shares being offered. The price per share is fixed at $0.30 for the duration of this offerina. nlthouah our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC
Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make

5-l.txt

a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However. sales by the company must be made at the fixed price of $0.30 until a market develops for the stock.

he Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company andlor the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the company

U
may be occasionally sold in one or more transactions;
all shares sold under this prospectus will be sold at a fixed price of $0.30 per share.


In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such re istration or if qualification requirement is availab9e and with which ML CAPITAL
GROUP, INC. has complied.


In addition and without limiting the foregoing, the Company will be subject to applicable
~rovisions, rules and reaulations under the Exchanae


-

~ct

with regard to security transactions
during the period of time when this Registration
Statement is effective.

MI, CAPITAL GROUP, INC. will pay all expenses incidental to the registration of the shares

(including registration pursuant to the securities laws of certain states).

Plan of Distribution for the offering of 14,043,487
Shares by the selling stockholders

As of the date of this prospectus, there is no market for our securities. ~fterthe date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory
~uthorityfor our common stock to be eligible for tradins on the OTC Bulletin Board. until our common-stock becomes eligible for trading on the OTC
Bulletin Board, the selling stockholders will be offering our shares of common stock at a fixed price of $0.30 per common share. After our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders may, from time to time, sell all or a portion of the shares of common stock on OTC
Bulletin Board, in privately negotiated transactions s-1. txt or otherwise. After our common stock

becomes eligible for trading on the OTC Bulletin
Board, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

After our common stock becomes eligible for trading on the oTC Bulletin Board, the shares of common stock being offered for resale by this rospectus may be sold b the selling stockholders py one or more of the foylowing methods, without limitation:

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

privately negotiated transactions;

market sales (both long and short to the extent permitted under the federal securities laws) ;

at the market to or through market makers or into an existing market for the shares;

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise) ; and

a combination of any of the aforementioned methods of sale.

0
In the event of the transfer by any of the selling stockholders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of apost-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. srokers or dealers may receive commissions or discounts from a selling stockholder&, if of the broker-dealers ac& an aqent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.
Before our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at aprice per share of $0.30. After our common stock becomes eligible for trading on the OTC
Bulletin Board, broker-dealers may

5-l.tXt

agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also reauire the broker-dealer to purchase as principal any unsold shares of common stock at the price reaui red to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf ofthe selling stockholder. sroker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. After our common stock becomes eli ible for tradin on the OTC sulyetin Board, suc! sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated

-

transactions. In
connection with such re-sales. the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The sell ing stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. upon a default by a selling stockholder, their broker may offer and sell the wledaed shares of common stock from time to time: After our common stock becomes eligible for tradin on the OTC Bulletin Board, upon a sale o ? the shares of common stock, the selling stockholders intend to comply with the pros ectus delivery requirements under the securities
Act gy delivering a prospectus to each
purchaser in the transaction. we intend to file anv amendments or other necessary documents in compliance with the securities act that mav be required in the event any of the selling stockholders defaults under any customer agreement

-

with brokers.

TO the extent required under the securities ~ct, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-deal ers, where appl icab1 e, that such broker-dealers did not conduct anv investigation to verify the information set-out 01 incorporated by reference in this prospectus and other facts material to the transaction.

we and the selling stockholders will be subject to a plicable provisions of the Exchange Act and tRe rules and regulations under it, including, without limitation, Rule lob-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

~ll

expenses of the registration statement including, but not limited to, legal, accountin printing and mailing fees are and wi 4ibe borne by us.
Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule

144 under the securities ~ct, as amended, may be sold under ~ule 144 rather than pursuant to this prospectus.

Penny stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 159-9. Pennystocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the securities and Exchange
Act. The shares will remain penny stock for the foreseeable future. T she classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules reauire a broker-dealer. prior

.. .

to a'transaction in a penny stock not
otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by

Page 24


5-l.txt

the commission, which: (i)contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii)contains a description of the broker s or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities' laws;

(iii)contains a brief, clear, narrative description of a dealer market, including bid and ask prices for oennv stocks and sianificance of the soread between the bid and ask-price; (iv) contains a toll -free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the commission shall require b rule or regulation. l'he

T

broker-dealer a so must provide to the customer, prior to effecting any transaction in a penny

n

U

stock, (i)bid and offer quotations for the penny stock; (ii)the compensation of the broker-dealer and its salesperson in the transaction; (iii)the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition. the Dennv stock rules reauire that ~rior to a transaction in a' penny stock not ' otherwise exemDt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of the tradin activity in the secondary
marketreduci nyor our stoc& because it will be subiect to these penny stock rules. Therefore, < stockholders may have difficultv sellina those

-

securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering bv this reaistmtion statement, we are reauired to comply with Regulation M. In
Re ulation M precludes any se anyafyiliated purchasers and any broker-dealer or other person who participates in a distribution from biddina for or ~urchasina. or attemotina to induce any person to'bid for or purchase;
any security which is the subject of the distribution until the entire distribution is complete. Regulation

Page 25


s-l.txt

M defines a "distribution" as an offerina of securities that is distin uished from ordinary trading activities by the magnitu 8e of the offenhg and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution oarticioant" as an underwriter.
prospective underwriter, broker, dealer. or other person who has agreed to participate or who is participating in a distribution.

~eaulationM under the Exchanae Act orohibits. with ceFtain exceptions, in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subiect of the distribution. Reaulation M also governs-bids and purchases made in order to stabilize the price of a security in connection with a distribution of the securit . we have informed the sellin shareholders that ttle anti-manipuyation provisions of ~egulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the sellin shareholders of the requirements for delivery o ?
this prospectus in connection with any sales of the common stock offered by this prospectus.

DESCRIPTION OF SECURITIES

ORGANIZATION WITHIN THE LAST FIVE YEARS

on September 27,2009, the Colnpany was incorporated under the laws ofthe State of Nevada.
we were formed to provide financial consulting se-ces.
we are in the,exploration stage, and
have not realized any revenues from our operations.


U

~isaNelson has served as our President and chief
Executive Officer, Secretary and Treasurer, from September 27,2009, until the current date. our board of directors is comprised of:

Li saNel son

Milton Masson

Cecil Yates

peck King

we are authorized to issue 100,000,000 shares of common stock, par value $.0001 per share. In
October 2009, we issued restricted shares of common stock to our directors, and to consultants as follows :

Lisa Nel son-~i rector
Mi1 ton Masson- Di rector
cecil Yates
peck King
Anthony Muratore
James Ray


Nicole Austin

Vincent Barbagal lo
Phil Kadaris

After the issuance, sold an aggregate of 43.487 shares of common stock to 23 individual purchasers, each of whom paid $0.30 per share of the Company's common stock. Each of the 23 purchasers purchased common stock in consideration for an aggregate purchase price of $13,245.

Markets

we remain in the start up stage. we have not generated revenues yet. However, we intend to acqui re new cl ient organizations . The avai 1 abi 1 ity of a ready market and the prices obtained for our services will vary with the business cycle, of which we have no control. AS a general rule there are small and medium sized companies needing our type of services at all times.

Competition

There are manv individuals ~rovidina the same services as ML capitalz~roup, Inc., but none-that can provide the depth of our coverage. ~fwe are successful, then it is expected that additional competition wi 11 be forthcoming.

Insurance

we do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. ~fthat occurs a judgment could be rendered against us that could cause us to cease operations.

0
Employees; ~dentification of Certain Signif-cant
Employees.

We are an exploration stage company and currently have no employees. Lisa Nelson, our CEO, and Milton Masson are a non-employee officers and directors of the company. we intend to hire employees on an as needed basis.

our executive offices are currently located at 16810
Avenue of the Fountains., Fountain ~ills,
Az 85268. This is the office ~rovided bv our Officer and Director LisaNelson. we db not pay ' any rent to Ms Nelson and there is no agreement to pay any rent in the future. our telephone number is (480) 516-3394.

Government Regulation


5-1.txt

we will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable financial operations in any jurisdiction which we would conduct activities.


Legal Proceedings


we are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS


MARKET INFORMATION


ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD


we intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dis ose of, or to obtain accurate quotations as to tRe market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:


(1) is not situated in a single location but operates
through communication of bids, offers and
confirmations between broker-dealers, and (2)
securities admitted to quotation are offered by one
or more ~roker-dealers rather than the "specialist"
common to stock exchanges.
To qualify for quotation on the OTC Bulletin Board, an
equity security must have one registered
broker-dealer, known as the market maker, willing to
list bid or sale quotations and to sponsor
the comoanv listina. we do not vet have an aareement
with a be istered 6roker-dealer; as the 0
2

market ma er, willing to list bid or sale quotations and to sponsor the company listing. ~fthe company meets the qualifications for trading securities on the OTC Bulletin Board our securities

0
will trade on the oTc Bulletin Board until a fut-ue time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market.
we may not now and it may never
qualify for quotation on the OTC ~ulletin Board or be accepted for listing of our securities on the NASDAQ capital Market.

TRANSFER AGENT

we have engaged Platinum stock Transfer as transfer a ent to serve as transfer agent for shares

o? our common stock. Platinum stock Transfer is registered with the securities and Exchange commission of the united States.
HOLDERS
Page 28


s-l.txt

AS of nu ust 10,2011, the company had 62,543,487 shares o8 our common stock issued and outstanding held by 30 holders of record.

The selling stockholders are offering hereby up to 14,043,487 shares of common stock at a price of $0.30 per share.

DIV~DEND POLICY

we have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. here are no contractual restrictions on our ability to declare or pay dividends. see the Risk Factor entitled
"BECAUSE WE DO NOT INTEND TO PAY
ANY CASH DIWDENDS ON OUR COMMON STOCK, OUR
STOCKHOLDERS WILL
NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS
THEY SELL
THEM.


SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS


we have no equity compensation or stock option plans.
we may in the future adopt a stock
option plan as our activities progress.


MANAGEMENT'SDISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION


AND RESULTS OF OPERATION


certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because


L1

such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. we undertake
Page 29


5-1. txt
no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

our cash balance is $12,317 as of May 31,201 1. We believe ow cash balance is not sufficient to fund our limited levels of operations beyond one year's time.

Ow independent registered public accountant has issued concern opinion. This means that t ere is substantial doubt that can continue a goin# we
as an on- oing business for the next twelve months un 9ess we obtain additional capital to pay our bills. his is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

TO meet our need for cash we are attempting to raise money from this offering. we believe that we will be able to raise enough money through this offering to expand operations but we cannot auarantee that once we exoand ooerations we will stav in business after doing so. ~fwe are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. ~tthe present time, we have not made an arrangements to raise additional cash, otx er than through this offering.

~f we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $150,000 from this offering, it will last one year, but we may need more funds to develop growth strateiy! and we will have to revert to obtaining a dl tional money.

If we do not obtain the maximum or less than 50% of the maximum proceeds, we may need to borrow additional funds to continue our business plan within next twelve months. we cannot orovide investors with anv assurance that we will be able to raise sufficient funds to roceed with any work or activities of the deve 7opment program. we plan to raise additional funding for develo~ment bv way of a private debt or equityfinandng, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds.

we believe we can satisfi our cash requirements during the 12 months following completion of ow public offering. we will not be conducting any product research or development.
we expect to complete our public offering within 10 days after the effectiveness of our registration statement by the securities and Exchange commissions. we intend to concentrate our efforts on raising capital during this period.


our operations will be limited due to the limited amount of funds on hand. In the twelve months, following completion of our public offering we plan to do the following activities to expand ow business operations.


1.
Research on line, attend trade shows and contact our associates in several industrys. we plan to have this list of properties completed after two months following completion of our publicoffering.
L.
In the third and fou& months after completion of our offering if maximum amount of shares is sold we plan to set up office and acquire the necessary equipment to be in operations. our officers and directors wi41 handle our administrative duties.
under our current o erating plan, we believe that it is not possible to Rnow when we will start to generate revenue from Operations. we do not have sufficient cash and cash e uivalents to execute our operations, anj we will need the funds from this offerina to commence our ~laned business activities. we may also need to obtain additional financing to operate our business for the twelve months following completion of our public offering. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund o erations, may not be available, or if availagle, may be on terms unacceptable to us. our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital .

If we are unable to tind and acquire new client company's, we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Lisa ~elson, our president will be devoting approximately 48% of her time to our operations.

Once we expand operations, Ms. Nelson has ayeed to commit more time as required. Because
Ms. Nelson will onlv be devotina limited time to our operations, our operations may 6e sporadic and occur at times which are convenient to her. AS a result, operations may be periodical1 y interrupted or suspended which could result in a lack of revenues and a cessation of operations.

OFF-BALANCE SHEET ARRANGEMENTS

we have no off-balance sheet arranaements that have or are reasonably likely to have ,a current or future effect on our fmancial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our erformance. we are in start-up stage operations and Rave not generated any revenues. we cannot guarantee we will be successful in our business operations. our business is subject to

0
risks inherent in the establishment of a new business enterprise, includin limited capital resources and ~ossib overruns due to rice and

9e cost
cost increases' in services and products.

we have no assurance that future hancine will be available to us on acce-table terms. If financing is not available on satisfactory terms, we may be unable to $ontinue,.develop or expand our o erations. ~quity financing could result in additiona 7 dilution to existing shareholders.

RESULTS OF OPERATIONS

From Inception on September 22,2009 to May 31,2011

our loss since inception is $15,602 related primarily to professional fees, a management fees, the incorporation of the Company, bank charges and office supplies . we have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

since inception, we have offered and exchanged
48,500,000 shares of common stock to our officers and directors, at a purchase price of $0.0001 per share, for aggregate cost of $4,850, and

(ii)offered and sold 41.587 shares of our common itoik to 23 investors, at a purchase price of $0.30 per share, for aggregate proceeds of $12,915
LIQUIDITY AND CAPITAL RESOURCES
AS of May 3 1,201 1, the Company had $ 12,3 17 cash and our liabilities were $8,494, consisting of primarily professional fees, a management fees, the incorporation of the Company, bank

S-1.txt
charges and ofi ce supplies. The avai 1 able capital reserves of the company are not sufficient for the company to remain operational.

TO meet a small part our need for cash we are attempting to raise money from this offering. we cannot auarantee that we will be able to sell all the shares required. ~fwe are successful, anymoney raised will be applied to the items set forth in the use of proceeds section of this prospectus. we will attempt to raise the necessary funds to Droceed with all Dhases of our ~lan of operat<on. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

AS of the date of this registration statemenf the current funds available to the company will not be sufficient to continue maintaining a reporting status.

Our auditors have issued a "goin concern" opinion.
meanina that there is substantia 7 doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financin from this offering and implemented our p7an of operations. Our only source for cash at this time is investments by others in this offering. we must raise cash to implement our strategy and stay in

0
business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a public1 y reporting.

l'he Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

we are hi hly dependent upon the success of the private o?ferings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital eom other resources such as taking loans, which would likely not even be possible for the Company.

However, if such financing were available, because we are an exploration stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate.
~tsuch time these funds are reauired.
management would evaluate the terms of such debt ficing. ~fthe company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of thei r investment.

Management believes that current trends toward lower caoi tal investment in start-up comoam es, of?er challenges to the company's kuccess over the next year and in future years. Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a 7ublicly reporting company. The Company's management wi 1 have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of section 404 of the Sarbanes-Oxley ~ct This additional of 2002.
corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less at least 50% of its shares under this offering the Company would be forced to scale back or abort completely the imp1 ementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICLES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financi a1 and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities.
the disclosure of contingent assets and
liabilities, and the reported revenues and expenses.

INCOME TAXES

I]


The Company accounts for income taxes under ASC 740
"~ncome Taxes" which codified SFAS
109, "Accounting for Income Taxes" and FIN 48
"Accounting for uncertainty in Income Taxes an Interpretation of FASB statement No. 109." under the asset and liability method of Asc
740, deferred tax assets and liabilities are recognized for the future tax consequences attri butable to differences between the financial statements carrying amounts of existing assets and liabilities and their resoective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. under ASC 740.
the effect on deferred tax assets and
liabilities of a change in tax rates is recognized in s-l.txt income in the period the enactment occurs. A

valuation allowance is provided for certain deferred tax assets if it is more likelv than not that the company will not realize tax absets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting standards codification Topic 820,

iscl closures bout Fair value of Financial
~nstruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The,Companyls financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes net loss per share accordance with Fnss nsc 205 "Earnings per share". FASB Asc 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted
EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted
EPS excludes all potentially dilutive
shares if their effect is anti-dilutive.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
PERSONS

The Directors and Officers currently serving our company is as follows:

Name Age Position
Lisa Nelson president Treasurer,
Director
Milton Mason
Cecil Yates

The directors named above will serve until the next annual meeting of the stockholders or until his respective resignation or removal from office.
Thereafter, directors are anticipated to be elected for one-year terms at the annual stockholders' meeting. officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement; of which none currently exists or is contemplated.

DIRECTOR INDEPENDENCE

our board of directors is currently composed of four members, two do qualify as an independent director in accordance with the pub1 ished listing requirements of the NASDAQ Global Market
(the Company has no plam to list on the NASDAQ Global

5-1. txt

Market). he NASDAQ
independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his famil members has engaged in various types of business deayings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in canying out the responsibilities of a director, though such subjective determination is required by the NASOaq rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director's business and personal activities and relationships as thev mav relate to us and our management.

SIGNIFICANT EMPLOYEES AN0 CONSULTANTS

Our CEO and director, Lisa Nelson, in not an employee of the Company. Ms Nelson. is an independent contractor/consultant to the Company. we currently have no employees .

CONFLICTS OF INTEREST

since we do not have an audit or compensation commi ttee comprised of independent directors, the functions that would have been performed by such committees are ~erformed bv our director.

he Board of oirectors has-not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominatin committee. The Board is of the opinion that sucil committees are not necessary since the Company is an early exploration staae comDanv and has onlv one director. ' and to date.
such director has been ~erforming the
functions of such committees. Thus, there is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

other than as described above, we are nor aware of any other conflicts of interest of OUI executive officer and director.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

There are no legal proceedings that have occurred since our incorporation concerning our director, or con! rol ersons which involved a criminal conviction, a cr~mi na? proceeding, an administrative or civil proceeding llmiting one's s-l.txt participation in the securities or banking industries, or a finding of securities or commodities
1aw vi 01 ati ons .

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

AWARDS AWARDS

1 INCOME COW.

1 1COMP. 1

1LISA NELSON 114.000 1-4.000

CECIL YATES

our officers and directors have not received monetary compensation since our inception to the date of this prospectus. we currently do not pay any compensation to ow director sewing on ow board of directors.

STOCK OPTION GRANTS

we have not oranted anv stock ootions to our executive officer sin& our incebtion. upan the further development of our business, we will likely grant options to directors and officers consistent wirh industry standards for junior mi nen explo&tion compam es .

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with its officers and directors.

DIRECTOR COMPENSATION

~irectors received no compensation since origination of the corporation on September 27; 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

he Following table lists, as of January 26,201 1, the number of shares of common stock of our company that are beneficially owned by (i)each person or entity known to our company to be the beneficial owner of more than 5% of the outstandin common stock; (ii)each officer and director o'+our company; and (iii)all officers and directors as a group. Information relatlng to beneficial ownership of common stock by ow principal


5-1.txt

shareholders and management is based
u on information furnished by each person using
"geneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules. a Derson is deemed to be a beneficial owner of a security ifthat person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to ac uire beneficial ownership within 60 days.
un3er the Securities and Exchange Commission rules, more than one person may be deemed to

0

be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which she or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 62,543,487 shares of our common stock issued and outstanding as of May 3 1,201 1. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

class Lisa Nzrfici a1 owner Owned Be-;-o-00% CI-Ciass%
I
I
~i1 ton Masson
IImmOnT

Common ( peck King
Common 1Cecil -ates
CERTAIN RELATIONSH~~'S AND RELATED TRANSACTIONS

here were no related party transactions to report.
OISCLOSURFt OF COMMISSION POSITION ON INDEMNIFICATION

Page 38


s-l.txt

FOR SECURITIES ACT LIABILITIES


Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers. and Dersons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us, we believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

0
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to provisions of the state of Nevada, the Company has been informed that, in the opinion of the securities and Exchange Commission, such indemnification is against public policy as expressed in the ~ct

and
is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

we have filed with the Commission a Registration
Statement on Form S-1, under the securities
Act of 1933. as amended. with resoect to the securities offered by this prospectus. his prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted bv the rules and reaulations of the commission. For tinfher information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. we do not file reports with the securities and Exchange commission, and we will not otherwise be subject to the proxy rules.
The re istration statement and other information may be rea3 and copied at the commission's
Public Reference Room at I00 F Street, N.E., washington, D.C. 20549. The public may obtain information on the operation of the public ~eference
Room by calling the commission at 1-800-sEc-0330. The Commission maintains a web site at http://w.sec.gov,that contains.reports and other informat~on regard!ng ,Issuers that file electronically with the commi ssi on.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

ads en and Associates are our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

0
[OUTSIDE BACK COVER PAGE]


PROSPECTUS
Page 39



5-1. txt

ML CAPITAL. GROUP, INC.

500,000 SHARES OF
COMMON STOCK
TO BE SOLD BY ML CAPITAL GROUP, INC.

14,043,487 SHARES OF
COMMON STOCK
TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus.
You must not rely on unauthorized information. This prospectus is not a? offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this orosoectus shall create an implication that the information contained herein nor the affairsof the Issuer have not chanaed since the date hereof.

until ~ovember 8,201 1(90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when actin as an underwriter and with respect to their unso4d allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS August 10,201 1

0
PART I1-INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The followine, table sets forth the estimated expenses in connection with the issuance and distribution ofthe securities being registered h'erebv. ~ll exoenses will such be borne by the
company; none shall be borne by any selling stockholders.

Amount

Item (US$)
SEC ~eaistration Fee
~ransfer Agent Fees
Legal Fees
~ccounting Fees
Printing Costs
Miscellaneous
$ 506.55

750.00
6250.00
7,500.00

500.00
TOTAL
INDEMNIFIC4TION OF DIRECTORS AND OFFICERS

The Company's Bylaws and Articles of Incorporation provide that we shall, to the full extent
~ermitted bv the Nevada ~eneral Business Corooration
Law, as amended from time to time (the
"~evada Corporate,Law"), indemnify all of our directors and officers. section 78.7502 of the Nevada Corporate Law provides in part that a corooration shall have the Dower to indemnifv anv perion who was or is a party or is threatened to-be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) bv reason of the fact that such Derson is or was a director, officer, employee or agent of another corporation or other enter rise, against expenses
(including attorneys' fees!, jud ments, fines and amounts paid in settlement actua 9ly and reasonably incurred by her in connection with such action, suit or proceediig if she acted in good faith and in a manner she reasonablv believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and In a manner she reasonably believed to be in or not opposed to the best interests of the corooration. and ~rovided further that (unless a court of kompetent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each soecific case uoon a determination bv the stockholderi or disinterested di iectors that indemnification is DroDer because the indemnitee has met the applicable' standard of conduct. under our Bylaws and ~rticles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. where an officer or a director is successful on the merits or otherwise in the defense of anv action referred to

>~,-~

above, we must 'ndemnify her against the^ exDenses which such officer or director actuallv or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in

Page 41


s-l.txt
the opinion of the securities and ~xchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the re istrant of expenses incurred or paid by a director, oyficer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

since inception the following sales or issuances of unregistered securities has occurred:

October 2009 43,487 shares of common stock sold to 23
individuals for a total $13,046
October 2009 48,000,000 shares of common stock issued
to 2 Officers for Services at $0.0001
October 2009 500,000 shares of common stock issued to
2 Directors for services at $0.0001
October 2009 14,000;000 shares of common stock issued
to 5 consultants for services @
$0.0001

EXHIBITS AND FINANCIAL STATEMENT SCSHEDULES

The following exhibits are filed as part of this registration statement:

~xhi

bit
Description

3.1
Articles of ~ncorporation of Registrant
-..
5.L
Bylaws of the Registrant

F.
3.1
0 inion of Law offices of Michael W. Berg, regarding tI:e legality of the securities being registered

-7 <

L3.1

Consent of Law Offices of Michael W. Berg, PLLC
(included in
Exhibit 5.1)

-7 -

L3.L

Consent of ads en & Assoc. CPA
UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(l) TO fde, ,during an period in which offers or sales of securities are geing made, a post-effective amendment to this registration

Page 42


5-1. tx,t
statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the regisnation staiement or pros ectus that is part of the registration statement wil?, as yo a purchaser with a time of eontract of sale prior to such fmt use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of fust use.

(5) That, -
for the DurDose of determinina liabilitv of the registrant under the
Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offerina of securities of the undersianed registrant pursuant to this registration statement, re ardless of the underwriting method used to se91 the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the followin communications, the undersigned registrant will kle a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to ~ule 424;
(ii)Any free writing prospectus relating to the offerinq re pared bv or on behalf of the undersigned registrant or used or referred to by the undersi ned regishmt;
(iii)Tze portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and n

U

(iv) Anv other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the securities ~ct may of 1933 (the "Act") be permitted to our directors, officers and controlliig persons pursuant to the provisions above, or otherwise. we have been advised that in the o~inion of the sEc such indemnification is against public policy as expressed in the securities
Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the pavment by us of expenses incurred or paid by one-of our-di rectors, oficers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the ouinion of our counsel the matter has been settled bv controlline urecedent. submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the reauirements of the securities
Act of 1933. the Repistrant certifies that it

has reasonable grounds to believe that it meets all of the requirements for filing o? Form 5-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Carson
City, Nevada, on the 27th day of lanuary 201 1.

ML CAPITAL GROW, INC.

BY: Is/ Lisa ~elS0n
~ame:Lisa Nelson
~itle: president and chief Executive Officer
(Principal Executive officer and priiocipal
Financial and Accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LisaNelson, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in his name, place and stead, in any and all capacities, to sign any or all amendments
(including post-effective anlendments) to this
Registration Statement on Form 5-1 of ML CAPITAL
GROUP, INC., and to file the same, with
all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the securities
Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

signature ~itle Date
is1 Lisa Nelson president and chief Executive Officer,
Page 45


s-l.txt

August 10,201 1
~isaNelson secretary, Treasurer and Director

u
Approximate date of proposed sale to the public: As soon as practicable and from time to

oG,, th, ,ff.,,t:.., Antn -c th;-~nm...hnhlnr.
~+nt.=.ma..t

Li

additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)
The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(0).

(3)
his registration statement also covers the resale under a separate resale Drospectus (the
"Resale prospectus") by the el ling stockholders of the ~egistrant of up to 14,043 ,487 shares-of common stock, $0.0001 par value per share
(the "common Stock").

(4)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with ~ule 457(0).
our common stock is not traded on
any national exchange and in accordance with Rule 457, the offerin price was determined the price of the shares that were sold to our shareB~olders in a private placement pursuant to an exemption from registration under the Securities ~ct. he price of $0.30 is a fixed price at which the,selling stockholders may sell their shares until our common stock is quoted on a national exchange, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
STATEMENT ON
SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS
EFFECTIVE
DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER
AMENDMENT
WHICH SPECIFICAI,LY STATES THAT THIS REGISTRATION
STATEMENT


SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION
8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE
REGISTRATION
STATEMENT SHALL BECOME EFFECTNE ON SUCH DATE AS THE
COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY
DETERMINE.

~emainder of this page left blank

ML CAPITAL GROUP, INC

500.000 SHARES OF COMMON STOCK
his DrosDectus relates to both (i)the initial ~ublic offering of our common stock, in 'which we are offerina a maximum of 500.000 shares of our common stock, and (ii)the resale by.certain selling stockholders of ML CAPITAL GROW, INC. of up to 14,043,487 shares of common stock held by sellimg stockholders of ML CAPITAL
GROUP, INC.. NO public market currently
exists for the securities being offered. while we will receive proceeds fiom our own sale of our common stock, we will not receive any of the proceeds from the sale of the shares by the selling stockholders.

In our initial public offering, we are offering for sale a total of 500,000 shares of common stock at a fixed rice of 8.30 per share. There is no minimum num ger of shares that must be sold by us for the offerin to roceed, and we will retain the proceeds fiom t8e saye of any of the offered shares. The offerin % is being conducted on a self-underwritten, est efforts basis, which means our president, Lisa Nelson, will attempt to sell the shares. This Prospectus will pennit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Nelson will sell the shares and intends to offer them to fiends, family members and business acquaintances. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in ~ule 3a4-1 under the securities and Exchange Act of 1934. The shares will be offered at a fixed price of

8.30 per share for a period of 16 months from the effective date of this prospectus.
In the resale b certain sellin stockholders, the selling stockho y ders will be offerin our shares of common stock at a fixed rice of q0.30 oer share until our shares are quoted'on the oTc
Bulletin Board and thereafter at prevailin market prices or privately negotiated prices. EaCE of the selling stockholders may be deemed to be an

"underwriter" as such term is defined in the securities ~ct as "securities of 1933, amended (the

There has been no market for our securities and a
Page 47


5-1. txt

public market may never develop, or, if any market does develop, it may not be sustained. our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relatingto this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-
Counter Bulletin Board. we do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be auoted on a stock exchange or a quotation service or that any market for our stock will develop.

Investing in our common stock involves a high degree of risk. Before bu ing any shares, you should careful 7 y read the discussion of material risks of investing in our common stock in "Risk Factors" beginning on page 5 of this prospectus.

Neither the u.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone's investment in these securities or determined if

0
this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. his prospectus is included in the registration statement that was filed by us with the Securities and Exchan e commission. we and the sellin il stock olders may not il

sell these securities until t e registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

he date of this prospectus is August 10,2011

0


ML CAPITAL GROUP, INC
PROSPECTUS
DATED August 10,201 1

please read this DrosDectus carefully. It describes our business, our' financial condition and results of ooerations. We have ~re~ared this
prospectus so that you will have the information necessary to make an informed investment decision.

YOU should rely only on information contained in this prospectus. we have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in

Page 48


s-1. txt
any state where the offer or sale is not uermitted. The information in this orosuectus is complete and accurate as of the date on'the front cover, but the information may have chanaed since that

-

date.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial ~erformance. Ln some cases. . vou < can identifv forward-looking statements by terminology such as " " "should", "expects",
"plans", ' , "estimates",

anti~ipates~~~"t;elieves"

"predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are on1 y predictions and involve known and unknown risks, uncertainties and other factors, includin the risks in the section entitled "~isk Factors," t2at may cause our or our industry's actual results, levels of performance or achievements to be
materiaactivi tyiv different from anv future results. levels of activity, performance or achievements ex~ressed or im~lied bv these forward-lookina - statements.

while these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance sug ested herein. Except as required by appyicable law, including the securities laws of the united States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the "company," "we," "our", "us" or "ML CAPITAL
GROUP, ~NC." refer to ML CAPITAL GROUP, INC. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. EIefore making an investment decision, you should read the enti re prospectus carefully, including the

"Risk Factors" section, the financial statements, and the notes to the financial statements:

our Company

ML CAPITALGROUP, INC. was incorporated on September
27,2009, under the laws of the
Page 49


s-l.txt

state of Nevada, for the purpose of conducting assistance with financi nq needs of Microcap corporations.

Summary ~i

nanci a1 ~nformation

The tables and information below are derived from our audited financial statements for the period from September 17,2009 (Inception) to May 3
1,201 1. Our working capital as at May 3 1,
2011 was $3823.

cash
Total Assets
Total ~iabilities
stockholder's Equity

operationsfrom
inceptionto May

Statement of operations
~otal Expenses
Net Loss for the Period

Net LOSS per share
The Offering
Securities We are offerina -uo to 500.000 shares of our common stock.

,,ffor',rl.

..,, ,%,..-.

The selling stockholders are hereby offering up to 14,043,487 shares of our common stock.

price: The selling stockholders will offer
Offerin? their shares of common stock at a fixed

and sel
price of $0.30 per share until our shares are quoted on the OTC Bulletin Board, if our shares of common stock are ever quoted on the OTC
Bulletin Board, and thereafter at
prevailing market prices or privately negotiated prices.
shares
outstandi n
prior to oyfering:

shares
outstandig after
offering:

Market for the There is no public market for our shares. our common stock is not traded on any exchange or on common the over-the-counter market. After the effective date of the registration statement relating to this shares: prospectus, we hope to have a market maker file an application with the Financial Industry

Regulatory Authority ("FTNRA") for ow common stock to eligible for trading on the Over The counter Bulletin Board. we do not yet have a market maker who has agreed to file such application.

There is no assurance that a tradmg market will develop, or, ifdeveloped, that it will he sustained.
conse uently, a purchaser of our common stock may find it diyficult to resell the securities offered herein should the purchaser desire to do so when eligible for pub1 ic resale.

use of
we intend to use the net proceeds born the sale of our

500.000 shares (after deducting estimated proceeds:
offering expenses payable by us) as workin capitalfor our exploration activities. see "use of proceeds" on page 11for more information on the use of proceeds. we will not receive any proceeds 60m the sale of shares of common stock by the selling stockholders who are simultaneously offering 14,043,487 shares of common stock under this prospectus.

we will not receive any proceeds from the sale of shares by the selling stockholders.

Risk Factors
The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beainnina on --page 5.

RISK FACTORS

an investment in our common stock involves a number of very si nificant risks. YOU should careful4y consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. YOU could lose all or part of your investment due to any of these risks.

RISKS RELATED TO OUR BUSINESS

we require capital for our operations and failure to raise sufficient funds will cause our operations to cease and your investment will be lost.

A certain amount of capital is required to carry our business until revenue streams are in place.
~fwe are not successful in raising this capital our business will suffer and may fail with loss of the entire investment.

we have minimal operations, have never had any revenues, have no current prospects for future revenues, and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

we have had minimal operations and generated no operating revenues since inception. we have no operating history upon which an evaluation of our future success or failure can be made. As of our last financial statement we had an accumulated deficit of $15,602. we have never had any revenues from operations and we do not have any current prospects for future revenues. Our ability to achieve and maintain profitability and positive cash flow is primarily dependent upon our ability to locate business entities in need of our services. ~ased upon current plans, we do not expect to incur operating losses in future periods but if sufficient clientele is not available then losses will be incurred our operations are subject to various laws and governmental regulations that could restrict our future operations and increase our operating costs.

Many aspects of our operations are subject to various federal, provincial and local laws and governmental regulations. If these laws and regulations are changed, it may affect both the needed client base and the network of professionals that have been recruited to provide services for the clients.

we depend upon our executive off-cers and key personnel .

our performance depends substantialIy on the performance of our executive officer, namely our President, Lisa Nelson. Management's decisions and choices may negatively affect our financial results. In addition, the loss of Ms. .Nelson's services could cause irreparable harm that would result in the complete loss of your investment.

our future success will also deoend to a larae extent

-

our ability to attract, train, retain and motivate qualified employees for expansion of operations. Competition for talented personnel is intense, and we ma not be able to attract highly qualified technicay or managerial personnel. ~n addition, market conditions may require us to pay higher compensation to qua1 ified management and technical personnel than we currently anticipate.
Any inability to attract and retain qualified personnel in the future could have a material adverse affect on our business, prospects, financi a1 condition and results of operation.

5-l.txt
Since our ofiicers and directors have the abilitv to
be employed by or consult for other
* -
comoanies. their other activities could slow down our operations.

our officers and directors are not required to work exclusively for us and does not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to hiz
;;me may arise based on employment by other companies.
Their other activities may prevent
them from devotina full-time to our ooerations which could slow our opGrations and may reduce our financial results because of the slowdown in operations. It is expected that our officer and director will devote between 15 -20 hours per week to our operations on an ongoin bzis. and when required will devote w8ole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed. we do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our officers and directors.

Because our current president has other business interests, she may not be able or willing to devote a suff-cient amount of time to our business operations, causing our business to fail.

Lisa Nelson, our president and director, currently devotes approximately fifteen hours per week providing management services to us. while she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. The loss of Ms. .Nelson to our company could negatively impact our business development.

RISKS RELATED TO OUR COMMON STOCK

we are selling our offerin of 500,000 shares of common stock without an un !erwriter and may be unable to sell any shares.

Our offering of 500,000 shares is self-underwritten, that is, we are not going to enga e the services of an underwriter to sel 4 the shares; we intend to sell our shares through our President, who will receive no commissions. She will offer the shares to friends, family members, and business associates, however, there is no rarantee

that she will be able to sell any of the s ares unless she is successful in sellina all of the shares and we receive the proceeds fiom this offering, we may have to seek alternative financing to implement our business plan.

5-l.txt

our current management holds significant control over our common stock and they may be able to control our Company indefinitely.

our management has significant control over our voting stock which may make it difficult to complete some corporate transactions without their support and may prevent a change in control. Our officers and directors, own 48,500,000 shares, or 73.34%, of our outstandin common stock. AS a result of this su%stantial ownership in our common stock, the officers and directors will have considerable influence over the outcome of all matters submitted to our

U

stockholders for approval, includin the election of directors. In addition, this owners!ip could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

"Penny stock" rules may make buyin or selling our securities difficult, which may ma ?e our stock less liquid and make it harder for investors to buy and sell our securities.

under u.S. federal securities legislation, our common stock will constitute "penny stock".

Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock. unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identitv and auantitv of the Dennv stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowled e and experience in financial matters to be capa %le of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. srokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also hasto be made about the risks of investing in penny stocks in both public offerings and in secondary

S-l.txt

trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. ina ally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no liquidity and no established public market for our common stock and we mav not be successful at obtaining-a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed on our behalf by a market maker for admission to quotation of our securities on the OTC Bulletin
Board after this prospectus is declared effective by the SEC. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletm Board.
There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained. the oTc Bulletin Board and similar quotation services are often characterized by low tradin volumes, and price volatility, which may make it dif7icult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to fmd a buyer for their shares in our Company.

U

we may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.


our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock.


As of Au ust 10,201 1, the Company had 62,543,487 shares o 7 common stock outstanding.


Accordingly, we may issue up to an additional
37,456,513 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. we may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any

5-1. txt

trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

we intend to retain anv future earninas to finance the

-

development and expansion of our
business. we do not anticipate,paying any cash dividends on our common stock in the foreseeable future. unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. here is no assurance that stockholders will be able to sell shares when desired.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our Company.

thouh not now, in the future we may become subject to control share law. A NeVada corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the owners hi^ of outstandina - voting shares sufficient, but for the control share law, to enable the ac uiring person to exercise the following proportions 09 the voting power of the corporation in the election of directors:

(i)one-fifth or more but less thanone-third,
(ii)one-third or more but less than a majority, or
(iii)a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.
The effect of the control share law is that the acqui ring person, and those acting in association with it, obtains only such voting rights in the control shares as areconferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.
The control share law contemplates that voting rights will be considered only once by the other stockholders. ~hus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved.
~fthe stockholders do not grant voting
rights to the control shares aquaired by an aquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

s-1. txt

~fcontrol shares are accorded full voting rights and the acquiring person has acquired control shares with a maioritv or more of the votins power.

-.

any stockholder of record, other than an acquiring person, who has not vofed in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the Company.

In addition to the control share law. Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i)the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding votin shares of the corporation. or (ii)an a7filiate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term
"business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather thanthe interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of our Company from doing so if it cannot obtain the approval of our board of di rectors.

USE OF PROCEEDS

our public offering of 500,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offerin price per share is $0.30. The following table sets i!orth the uses of proceeds assuming the sale of 25%, SO%! 75% and loo%, respectively, of the securities offered for sale by the company. ihere is no assurance that we will raise the full $150,000 as anticipated

25% of 50% Of 75% or 100% of
CROSS PROCEEDS
FROM 0FFERl NG
shares
sold
&%!I!!
shares
sold


sh-rs
so1 d
shares
so1 d
Legal~ccounting &audit
Managcrncnt salarics
~rinringconsulting FCa
Oftice Expense
TOTAL EXPENSES
10,000
5,000
10,000
1,000
1,ow
so0
127, WL1
NET ADDITION TO
WORKING CAPITAL 510,000 523,000 $ 39500 5 66,000

The above fi ures represent only estimated costs. nll proceeds wily be deposited into our corporate bank account.

0
DETERMINATION OF THE OFFERING PRICE

The offering price of the 500,000 shares being offered has been determined arbitrarily by us. The rice does not bear any relationship to our assets, look value. earnings, or other established criteria for valuin a privately held company. In determining the num !er of shares to be offered and the offerin price, we took into consideration our cash on 2and and the amount of money we would need to implement our business plan.
~ccordingly, the offering price should
not be considered an indication of the actual value of the securities. we will not receive any of the proceeds from the sale of the 14,043,487,common shares being offered for sale by the selling stockholders, which 14,043,487 share shares of our common stock may be offered and sold from time to time by the selling stockholders.
The sellimg shareholders will sell our shares at $0.30 per share until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

SELLING STOCKHOLDERS

The common shares being offered for resale by the 30
selling stockholders consist of 14,043,487 shares of our common stock, $0.0001 par value.

The following table sets forth the shares beneficially owned, as of nu ust 10,201 1, by the

9

selling stockho ders prior to the offering by existing stockholders contemplated by this prospectus, the number of shares each selling

Page 58


stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

~enefici a1 owners hi^ is determined in accordance with

securities and ~xchan e commission
rules. under these ru4 es, a person is deemed to be a beneficial owner of a securit if that person has or shares votin power, wxich includes the power to vote or direct t e voting of the security,

'z

or investment power, which mcludes the ower to vote or direct the voting of the security. TR e person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more thanone person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which she or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percenta es below are calculated based on 14,043,487 s2ares of our common stock issued and outstanding as of nugust 10,201 1.we do not have an outstanding options, warrants or otTer securities exercisable for or convertible into shares of our common stock.

0
Total
umber of

Name of
-stockhalder
Amanda emows ki
Barbara Barbagallo
lames collins
lennifer Collins
Thomas Gentile
Micshelle lahnke
John lahnkc
Joanne Meehan
loreph Muter
~riscillaMuter
Thomas Muter
Dorothea Serro
lackserro
Michael sysmuriak
lacob Thompson
~arshallvarner Sr.
Marshall Varnerlr.
Stephanie varner
~yanwi ngensoth
Nancy Yates
Kathv Samarrioa
~ou~~van

ham'
Micshele ~ ~ i e
ail ~l

kie
Pete DUnn
lames Ray


Tony Muratore
Vincent sarbagallo
Nicole Austin
Phil Rodakis
TOTAL

sharer
owned
sefore
the Offering

1;666
1,666

4.0W.000
LOOO. 000
3,000,OW
l.m.OOO

4. MX) .MX)
14,M3,487
sharer to be
offered for
the
Shareholder's


~otal shares
owned nfter

the Offering
is

Page 61


Percentage of
shares owned
After the
offering is
cq!wkQ

None of the selling stockholders has a relationship
Page 62


S-1.txt

with us other than as a shareholder. has ever been one of our officers or directors, or is a broker-dealer registered under the securities
Exchange Act, as amended, or an affiliate of such a broker-dealer.

we may require the sellin stockholders to suspend the sales of the securities o 7fered by this prospectus upon the occurrence of any event that makes any statement in this orosoectus. or the reiated registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make statements in those documents not misleading.

we will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.

DILUTION

The price of our offering our offerin of 500,000 shares is fixed at $0.30 per share. TEis price is significantly higher than the $0.0001 price per share issued to the company's officers and directors, for services rendered to the Company.
Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results fioln subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offerin 8 price of the shares being offered. Dilution of t e value of the shares you purchase is also a result of the lower book value of the shares held by our existingstockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

AS of August 10.2011, the net tangible book value of our shares of common stock was $3,823 or

$0.001 Der share based on 63.043.487 shares outstanding.

xis sting stockholders if all of the shares are sold
Price per share $ 0.30
Net tangible book value per share before offering $

-

u.uu
Potential gain to existing shareholders $ 1~0,000
Net tangible book value per share after offering $

,, ,-,,-,>

V. VVL
Increase to present stockholders in net tangible book
value per share after offering $ 0.002
capital contributions $ 17,607
Number of shares outstanding before the offering
62..543.487

umber of shares after offering held by existing stockholders 63,043,487
Percentage of ownenhip after ofiring 98.56%

Page 63


5-l.txt

PLAN OF DISTRIBUTION


Plan of ~istribution for the Company's Initial Public
Offering of 500,000 Shares

ML CAPITAL GROUP, INC. has 62,543,487 common shares of common stock issued and outstanding as of the date of this rospectus. The
Company is registering an addi tionay 500,000 shares of its common stock for sale at the price of $0.30 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the compan 's selling efforts in the offering, Lisa Nelson wil z not register as a broker-dealer pursuant to section 15 of the Exchange
Act, but rather will rely upon the "safe harbor" provisions of SEc Rule 3a4- 1, promulgated under the Securities Exchange nct of 1934, as amended (the "~xchange net"). Generally speaking, Rule 3a4-1 provides an exemption fiom the broker-dealer reqistration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. MS. Ne1~0n is not subiect to anv statutory disqualification, as thit term is-defined in section 3(a)(39) of the ~xchange Act. Ms.
Nelson will not be compensated in connection with her oarticipation in the offerinq by the payment. of commissions or other- remuneration based either directly or indirectly on transactions in our securities. MS. Nelson is not, nor has she been within the past 12 months, a broker or dealer. and she is not. nor has she been within the past 12 months, an associated person of a broker or dealer. ~tthe end of the offerina, MS.

-.

Nelson will continue to rimarily perform substantial duties for tFI e Company or on its behalf otherwise than in connection with transactions in securities. MS. Nelson will not participate in selling an offering of securities for any issuer more than once ever 12 months other than in reliance on Exchange Act Ru T e 3a4-

l(a)(4)(i) or (iii).

ML CAPITAL GROUP, INC. will receive all proceeds fiom the sale of the 500,000 shares being offered. The price per share is fixed at $0.30 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC
Bulletin Board. In order to be quoted on the OTC ~ulletinBoard, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the

Page 64


5-l.tXt

company must be made at the fixed price
of $0.30 until a market develops for the stock.

The Company's shares may be sold to purchasers from time to time diitly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters. dealers, aaents or anvone who mav receive compensation in ?he form of-underwriting discounts, concessions or commissions Gom the company andlor the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the company


0
ma be occasionally sold in one or more transactions;
al? shares sold under this prospectus will be sold at a fixed price of $0.30 per share.


In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such re istration or if qualification requirement is availab9e and with which ML CAPITAL
GROW, INC. has complied.


In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange
~ct


with regard to security transactions

during the period of time when this Registration statement is effective.

ML CAPITAL GROUP, INC. will pay all expenses incidental to the registration of the shares

(including registration pursuant to the securities laws of certain states).

Plan of Distribution for the Offering of 14,043,487 shares by the selling stockholders

AS of the date of this pros ectus, there is no market for our securities. Atter t1e date of this prospectus, we ex ect to have an application filed with the Financia 7 Industry Regulatory
Authority for our common stock to be e!igible for tradina on the OTC Bulletin Board. until our common-stock becomes eligible for trading on the OTc
Bulletin Board, the selling stockhoIders will be offering our shares of common stock at a fixed price of $0.30 er common share. After our common stocr becomes eligible for trading on the OTC Bulletin Board, the selling stockholders may, from time to time, sell all or a portion of the shares,of common stock on OTC
Bulletin Board. in ~rivatelv neaotiated transactions or otherwise. ~fter'our common itock becomes eligible for trading on the OTC Bulletin
Board, such sales may be at fixed prices
~revailina at the time of sale. at prices related to


s-l.txt

the market prices or at negotiated prices.

After our common stock becomes eligible for trading on the oTc Bulletin Board, the shares of common stock beina offered for resale bv this prospectus may be-sold b the selling siockholders by one or more of the foylowinq methods. without limitation:

brokerage transactions and transactions in which

Ordinar{ t e broker solicits purchasers;

privately negotiated transactions;

market sales (both long and short to the extent permitted under the federal securities laws);

at the market to or through market makers or into an existing market for the shares;

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise) ; and

a combination of any of the aforementioned methods of sale.

U
Ln the event of the transfer by any of the selling stockholders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. srokers or dealers may receive commissions or discounts from a selling stockholder or, ifany of the broker-dealers act as an agent for the purchaser of such shares. from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transact!ons involved.
sefore our common stock becomes eligible for trading on the oTc Bulletin Board, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a price per share of $0.30.,After our common stock becomes eliglble for trading on the OTC sulletin soard, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also

Page 66


5-1. txt

require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as may

~rinci~al
thereafter resell the shares of common~stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Aner our common stock becomes eli ible for trading on the OTC
Bulyetin Board, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market in neaotiated rice or -
transactions. In
comection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be %underwritersn within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the securities nct.

From time to time, any of the selling stockholders may Dledae shares of common stock Dursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time. After our common stock becomes eliaible for tradin on the OTC Bulletin Board, upon 5 sale o ? the shares of common stock, the selling stockholders intend to comply with the pros ectus delivery requirements under the securities
~ct

gy delivering a prospectus to each
~urchaser in the transaction. we intend to file any amendments or other necessary documents in compliance with the Securities ~ct that may be
required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement--~--will be filed disclosina the name of any

.. -

broker-dealers, the number of shares of
common stock involved, the price at which the shares of common stock is to,be sold, the commissions Daid or discounts or concessions allowed to such broker-deal ers, where appl icab1 e.

u


that such broker-dealers did not conduct any
Page 67


5-1. txt

investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

we and the selling stockholders will be subject to a plicable provisions of the Exchange Act and tR e rules and regulations under it, including, without limitation, Rule lob-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. ~ll of
the fore oing may affect the marketability of the sl?ares of common stock.

All expenses of the registration statement including, but not limited to, legal, accountin printing and mailing fees are and wi 7ibe borne by us.
Any commissions, discounts or other fees pa able to brokers or dealers in connection with any saT e of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule

144 under the securities ~ct, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defmed by Rule 159-9. Penny stocks are general1 equity securities with a price of less than $5.00 (otx er than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the securities and ~xchange
Act. The shares will remain penny stock for the foreseeable future. T she classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a urchaser to liquidate his or her investment. Any broger-dealer engaged by the purchaser For the pur ose of selling his or her shares in our company wily be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt fiom those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i)contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary

Page 68


trading; (ii)contains a description of the broker s or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities' laws;

(iii)contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the commission shall require b rule or regulation. The broker-dealer T a so must provide to the customer, priorto effecting any transaction in a penny

n

u


stock, (i)bid and offer quotations for the penny stock; (ii)the compensation of the broker-dealer and its salesperson in the transaction; (iii)the number of shares to which such bid and ask prices applx, or other comparable information relating to the dept and liquidity of the mket for such stock: and (iv) -

monthlv account statements showina the
market value of each stock held in
the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure reouirements will have the effect of reduci ne the tradin activity in the secondary market or our stocz because it will -

be subiect to
these penny stock rules. here fore,
stockholders may have difficulty selling those securities.

REGULATION M

~uringsuch time as we may be engaged in a distribution of any of the shares we are registering bv this reaistration statement, we are reouired to cbmply with Regulation M. In eneral ,
Re ulation M precludes any seqlin stockholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. regulation
M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering

Page 69


s-l.txt
and the presence of s ecial selling efforts and selling methods. Regufation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to articipate or who is participating in a distrigution.

Regulation M under the ~xchange Act prohibits, with certain exceptions, participants in a distribution GOm bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. kegulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the securit we have informed the sellina shareholders that tk anti-manipuTation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the sellin shareholders of the requirements for delivery o 9 this prospectus in connection with any sales of the common stock offered by this prospectus.

DESCRIPTION OF SECURITIES

ORGANIZATION M'lTHIN THE LAST FIVE YEARS

On september 27,2009, the company was incorporated under the laws of the state of Nevada.
we were formed to provide financial consulting services. We are in the exploration stage, and have not realized any revenues from our operations.

U

Lisa Nelson has served as our President and chief
~xecutive Officer, Secretary and Treasurer, from September 27, 2009, until the current date. our board of directors is comprised of:

Lisa Nelson

~il

ton Masson

Cecil Yates

Peck King

we are authorized to issue 100,000,000 shares of common stock, par value 8.0001 per share. In
October 2009, we issued restricted shares of common stock to our directors, and to consultants as follows :

Lisa Nel son-~i rector
Milton MasSon- Director
Cecil Yates
peck King
~nthony Muratore
lames Ray

Nicole Austin


vincent sarbagal lo
Phil ~adaris

~fter the issuance, sold an aggregate of 43,487 shares of common stock to 23 individual purchasers, each of whom pa~d $0.30 per share of the Company's common stock. ~ach of the 23 purchasers purchased common stock in consideration for an aggregate purchase price of $13,245.

Markets

we remain in the start uw staae. we have not aenerated

-

revenues yet. However, we intend to
acqui re new client organizations. The availability of a ready market and the prices obtained for our services will vary with the business cycle, of which we have no control. As a aeneral rule there are small and medium sized companies needing our type of services at all times.

There are many individuals roviding the same services as ML Cawital GrOUw. Inc.. tut none that can prov<de the depth of our coverage. If we are successful, then it is expected that additional competition will be forthcoming.

Insurance

we do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

U

Employees; ~dentification of Certain Significant
Employees.

we are an exploration stage company and currently have no employees. LisaNelson, our CEO, and ~ilt0n MasSon are a non-employee officers and directors of the company. we intend to hire employees on an as needed basis.

our executive offices are currentlv located at 16810
Avenue of the Fountains., ~ountain*Hills,
A2 85268. This is the office provided by our officer and Director ~isa Nelson. we do not pay any rent to Ms Nelson and there is no agreement to pay any rent in the future. our telephone number is (480) 516-3394.

Government Regulation

we will be required to comply with all regulations, rules and directives of governmental
Page 71


S-1. txt

authorities and agencies applicable financial operations in any jurisdiction which we would conduct activities .


~egal Proceedings


we are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS


MARKET 1NFORMATION


ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD


We intend to have our common stock be quoted on the OTC Bulletin Board. rf our securities are not quoted on the oTc Bulletin Board, a security holder may find it more difficult to dispose of.
or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs fiom national and regional stock exchanges in that it:


(1) is not situated in a single location but operates
through communication of bids, offers and
confirmations between broker-dealers, and (2)
securities admitted to quotation are offered by one
or more Broker-dealers rather than the "specialist"
common to stock exchanges.
To qualify for quotation on the OTC Bulletin Board, an
equity security must have one registered
broker-dealer, known as the market maker, willing to
list bid or sale quotations and to sponsor
the comDanv listina. we do not vet have an aareement
-

with a ie i'stered 6roker-dealer; as the market ma '2 er, willing to list bid or sale quotations and to sponsor the company listin . If the company meets the qualifications 7or trading securities on the OTC Bulletin Board our securities

0


will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market.
We may not now and it may never
qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Capital Market.

TRANSFER AGENT

We have engaged Platinum Stock ~ransfer as transfer a ent to serve as transfer agent for shares

o7 our common stock. Platinum stock ~ransfer is registered with the Securities and Exchange
Commission of the united states.
HOLDERS

AS of nugust 10,201 1, the company had 62,543,487
Page 72


s-l.txt

shares of our common stock issued and
outstanding held by 30 holders of record.

The selling stockholders are offering hereby up to 14,043,487 shares of common stock at a price ofS0.30 per share.

DIVIDEND POLICY

we have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or a ment of dividends, if any, in the future, wily ge at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, ca ital requirements and other factors deemed re7evant b the Board of Directors. here are no contractuay restrictions on our ability to declare or pay dividends. see the Risk Factor entitled
"BECAUSE WE DO NOT INTEND TO PAY
ANY CASH DIVIDENDS ON OUR COMMON STOCK. OUR
STOCKHOLDERS WILL
NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS
THEY SELL
THEM.


SECUIUTIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS


we have no equity compensation or stock option plans.
we may in the future adopt a stock
option plan as our activities progress.


MANAGEMENT'SDISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION


AND RESULTS OF OPERATION


certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent.
belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.


~llforward-lookmg statements speak only as of the date on which they are made. we undertake no ohligation to update such statements to reflect events that occur or circumstances that exist


Page 73


5-l.txt

after the date on which they are made.

PLAN OF OPERATION

Our cash balance is $12,3 17 as of May,31,201 1. We believe our cash balance is not sufficient to fund our limited levels of operations beyond one year's time.

our independent registered public accountant has issued a going concern o inion. This means that there is substantia 7 doubt that we can continue as an on- oing business for the next twelve months un ?ess we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business develooment. There is no assurance we will ever reach that siage.

TO meet our need for cash we are attem ting to raise money from this offering. we believe t1at we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. if we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. ~tthe present time, we have not made an arrangements to raise additional cash, otK' er than through this offering.

if we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $150,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

If we do not obtain the maximum or less than 50% of the maximum proceeds, we may need to borrow additional funds to continue our business plan within next twelve months. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program. we plan to raise additional funding for development by way of a private debt or equityfinancing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds.

we believe we can satisfy our cash requirements during the 12 months following completion of our public offering. we will not be conducting any product research or development.
We expect to complete our public offering within 10 days after the effectiveness of our registration statement by the Securities and Exchange
Commissions. We intend to concentrate
our efforts on raising capital during this period.

Page 74


our operations will be limited due to the limited amount of funds on hand. In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations.

1.
Research on line, attend trade shows and contact our associates in several industrys. we lan to have this list of roperties comp L7eted after two months following compTeti on of our pub1ic offering.
2.
In the third and fourth months after completion of our offerina if maximum amount of shares is sold we-plan to set up office and acquire the necessary equipment to be in operations. our officers and directors wi ?1 handle our administrative

~ ~

duties.
under our current operating plaq we believe that it is not possible to know when we will start to aenerate revenue from o~erations. we do not have sufficient cash and cash equivalents to execute our operations, and we will need the funds from this offering to commence our planed business activities. we may also need to obtain additional financing to operate our business for the twelve months following completion of our public offering. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund o erations, may not be available, or if availaFIle, may be on terms unacceptable to us. our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital .

~fwe are unable to tind and acquire new client company's, we may have to suspend or cease operations. 1f we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Lisa Nelson, our president will be devoting approximately 48% of her time to our operations.

Once we expand operations, Ms. ~els0n has agreed to commit more time as required. Because
Ms. Nelson will only be devotin limited time to our operations, our operations may !e sporadic and occur at times which are convenient to her. AS a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

OFF-BALANCE SHEET ARRANGEMENTS

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s-l.txt

we have no off-balance sheet arranaements that have or are reasonably likely to have a cuFrent or future effect on our financial condition, -

chanqesin financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY: NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up staae o~erations and we.
have not generated any revenues. we
cannot guarantee we will be successful in our business operations. our business is subject to

0
risks inherent in the establishment of a new business enterprise, includina limited capital resouices and possibTe cost overruns due to price and cost increases in services and products.

we have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our o erations. Equity financing could result in additionay dilution to existing shareholders.

RESULTS OF OPERATIONS

From Inception on September 22,2009 to May 31,2011

Our loss since inception is $15,602 related primarily to professional fees, a management fees, the incor~oration of the comuanv. -

bank charaes and office
supplies. we have not meaningfully
commenced our proposed business operations and will not do so until we have completed this offering.

since inception, we have offered and exchanged
48,500,000 shares of common stock to our officers and directors, at a purchase price of $0.0001 per share, for aggregate cost of $4,850, and

(ii)offered and sold 41.587 shares of our common sto;k to 23 investors, at a purchase price of $0.30 per share, for aggregate proceeds of $12,915.
LIQUIDITY AND CAPITAL RESOURCES
AS of May 31,201 1, the company had $ 12,317 cash and our liabilities were $8,494, consisting of primarily professional fees, a management fees, the incorporation of the company, bank charges and office supplies. The available capital reserves of the company are not sufficient for the company to remain operational.

To meet a small part our need for cash we are attempting to raise money from this offering. we
Page 76


s-l.txt

cannot guarantee that we will be able to sell all the shares required. If we are successful, anymoney raised will be applied to the items set forth in the use of Proceeds section of this prospectus. we will attempt to raise the necessary funds to proceed with all phases of our planof operation.
The sources of funding we may consider
to fund this work include a public
offering, a private placement of our securities or loans fiom our director or others.

AS of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.

our auditors have issued a "goin concern" opinion, meaning that there is substantia? doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. NO substantial revenues are anticipated until we have completed the financin 9 from this offering and implemented our p an of operations. Our only source for cash at this time is investments by others in this offering. we must raise cash to implement our strategy and stay in

0
business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a public1 y reporting.

The Company anticipates over the next 12 months the cost of being a reporting public company wi 11 be approximate1 y $10,000.

we are hi hly dependent upon the success of the private o?ferings of equity or debt securities, as described herein. Therefore; the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company.

However, if such financing were available, because we are an exploration stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate.
At such time these funds are required,
management would evaluate the terms of such debt financing. ~f the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of thei r investment.

Management believes that current trends toward lower capital investment in start-up companies, offer challenges to the Company's success over the next year and in future years. Additionally, the Comvany will have to meet all the financial

Page 77


5-1. txt
disclosure and rev or tinh requirements associated

with being a publicly reporting company. The Company's management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. o his additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

should the ComDanv fail to sell less at least 50% of its shares under %his offering the Company would be forced to scale back or abort com~letelv the implementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

0
The Company accounts for income taxes under ASC 740
"Income Taxes" which codified SFAS
109, "Accounting for Income Taxes" and FIN 48
"~ccounting for uncertainty in Income Taxes

-an Interoretation of FASB statement No. 109." under the asset' and liability method of ASC
740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred

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s-l.txt
tax assets if it is more likely than not that the company will not realize tax assets through future operations.
FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting standards codification Topic 820,
"Disclosures nbout Fai r value of Financi a1
Instruments", requires the company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The company computes net loss per share accordance with FASB ASC 205 "Earninas Der share". FASB ASC 205 requires presentation of both basic and diluted earninas per share (EPS) on the face of the income statement. tiasic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstandig (denominator) during the period. Diluted
EPS gives effect to all potentially dilutive common shares outstanding durin the period. Diluted
EPS excludes all potentially di?utive
shares if their effect is anti-dilutive.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
PERSONS

he Directors and officers currently serving our Company is as follows:

~isaNelson Presidm-Treuurer,
Director
~ilt0nMason secretary, Dictor
cecil Yaks Director
peek King olenor

The directors named above will serve until the next annual meeting of the stockholders or until his respective resignation or removal from office.

hereafter, directors are anticipated to be elected for one-year terms at the annual stockholders' meeting. officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

DIRECTOR INDEPENDENCE

our board of directors is currently composed of four members, two do qualify as an independent director in accordance with the ~ublished listina requirements of the NASDAQ Global Market
(the ComDanv has no olans to list on the NASDAQ Global iarket) .' ~h& '

NASDAQ
independence definition includes a series of objective tests, such as that the director is not, and

Page 79


S-1.txt

has not been for at least three years, one of our employees and that neither the director, nor anyof his family members has engaged in various types of business deayinas with us. In addition. ow board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determi nations, our board of di rectors would have reviewed and discussed information provided by our director and us with regard to our director's business and ~ersonal activities and relationships'as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

our CEO and director, Lisa Nelson, in not an employee of the Company. Ms Nelson. is an independent contractor/consultant to the company. we currently have no employees .

CONFLICTS OF INTEREST

since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director.
The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nomi nati na committee. The Board is of the opinion that such committees are not necessary since the company is an early exploration stage company and has only one director, and to date, such director has been performing the functions of such committees. ~hus, there is a potential conflict of interest in that our director and officer has the authoritv to determine issues concerning management compeniati on, nominations, and audit issues that mav affect management decisions .

other than as described above, we are not aware of any other conflicts of interest of our executive officer and director.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

There are no legal proceedings that have occurred since our incorporation concernin our director, or control ersons whic! involved a criminal conviction, a crimi na C proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or -

a fmdina of securities or commodities
law violations.
Page 80


s-l.txt

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

0

-AOCKWOPTIONS AR-A-
COW.
LISA NELSON
MILTON MASSON
I4,0007XT --
4,000
800

PECK KING 25 -125 -

CECIL YATES 25 25

our officers and directors have not received monetary compensation since our inception to the date of this DrosDectus. we currently do not Day any

.. .

compensation to our director serving-on our board of directors.

STOCK OPTION GPANTS

we have not granted any stock options to our executive officer since our inception. upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for junior mineral exploration companies.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with its officers and directors.

DIRECTOR COMPENSATION

Directors received no compensation since origination of the corporation on September 27,2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table lists, as of January 26,2011, the number of shares of common stock of our company that are beneficially owned by (i)each person or entity known to our company to be the beneficial owner of more than 5% of the outstandin common stock; (ii)each officer and director o? our company; and (iii)all officers and directors as a group. ~nformation relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using
"Beneficia1 ownership" concepts under the rules of the securities and Exchange commission. under these rules, a person is deemed to be a beneficial owner of a security if that person has or

Page 81


s-l.txt

shares voting power, which includes the
power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is a1 so deemed to be a beneficial owner of any security of which that person has a right to ac uire beneficial ownership within 60 days.
un1er the Securities and Exchange commission rules, more than one person may be deemed to

U
be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which she or she may not have any ecuniary beneficial interest. Except as noted gelow, each person has sole voting and investment power.

The percentages below are calculated based on

62.543.487 shares of our common stock issued and outstanding as of May 31,2011. We do not have any outstandinq warrant, options or other securities~exercisable~for or convertible into shares of our common stock.
BENEFICAL OWNERSHIP BY OFFICERS AND DIRECTORS

Icommon ~ilt0n Masson 8,000,000

/ Common

common Cecil Yates

t

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no related party transactions to report.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body cor orate of which we are a shareholder or creditor sha71 be indemnified by us. we believe that the indemnification provisions in our BY-laws are necessary to attract and retain qualified persons as directors and officers.

~nsofaras indemnification for liabilities arising under the securities ~ct of 1933 may be
permitted to directors. officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the securities and Exchange Commission, such indemnification is against public policy as ex~ressed in the Act and


5-1.txt

is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

we have filed with the commission a Registration
Statement on Form s-1, under the Securities
Act of 1933, as amended, with respect to the securities offered by this prospectus. his prospectus, which forms a part of the registration statement, does not contain all ihe information set forth.in the registration statement, aspermitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. we do not file reports with the Securities and ~xchange Commission, and we will not otherwise be subject to the proxy rules.
The registration statement and other information may be read and copied at the commission's public Reference Room at 100 F Street, N.E.,
Washington, D.C. 20549. The public may obtain information on the operation of the Public ~eference
Room by calling the Commission at 1-800-
SEC-0330. The commission maintains a web site at http://www.sec.gov that contains reports and other i-lformation regarding issuers that file electronicall y with the commission.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

Madsen and Associates are our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

0
[OUTSIDE BACK COVER PAGE]


PROSPECTUS

ML CAPITAL GROUP, INC.

500,000 SHARES OF
COMMON STOCK
TO BE SOLD BY ML CAPITAL GROUP, INC.

14.043.487 SHARES OF
COMMON'STOCK
TO BE SOLD BY CURRENT SHAREHOLDERS
we have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus.
YOU must not rely on unauthorized information. This prospectus is not anoffer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would

5-l.txt

not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until November 8,201 1(90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be reauired to deliver a DrosDectus. This is in addition to the dea1er"s obligation to deliver a prospectus when actin as anunderwriter and with respect to their unso9d allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS AUgUSt 10,201 1

0
PART I1-TNFORMATION NOT REQUIRED TN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. ~ll be borne by the such expenses will
company; none shall be borne by any selling stockholders.

Itern (us$)
SEC Registration Fee
~ransfer Aaent Fees
~egal ~ees-
Accounti ng Fees
Printing Costs
-iscefaneous
$ 506.55

750.00
6.250.00
TOTAL

LNDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws and ~rticles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation
Law, as amended from time to time (the
"Nevada Corporate Law"), indemnify all of our directors and officers. Section 78.7502 of the Nevada corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enter rise, against expenses
(including attorneys' fees?, judgments, fines and

5-1. txt

amounts paid in settlement actually and reasonably incurred by her in connection with such action, suit or proceeding if she acted in good faith and in a manner she reasonably believed to be in or not ODDOS~~

to the best interests of the
corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actuallv and reasonablv incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent uri sdi ction otherwise provides) suciperson shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each soecific case uoon a determination bv the stockholders or disinterested directors that indemnification is proper because the indemni tee has met the applicable standard of conduct. under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. where an officer or a director is successfid on the merits or otherwise in the defense of any action referred to above, we must indemnify her against the expenses which such officer or director actually or reasonably incurred. ~nsofaras indemnification for liabilities arising under the Securities ~ct of 1933may be permitted to

0
directors, officers and controllino Persons of the registrant pursuant to the foregoing' provisions, or otherwise. the resistrant has been advised that in the opinion of the securities and Exchange commission such indemnification is against public policy as expressed in the ~ct and is,
therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITLES
s-l.txt
since inception the following sales or issuances of unregistered securities has occurred:

October 2009 43,487 shares of common stock sold to 23
individuals for a total $13,046
October 2009 48,000,000 shares of common stock issued to 2 Officers for Services at $0.0001 october 2009 500,000 shares of common stock issued to 2 Directors for services at $0.0001
October 2009 14,000,000 shares of common stock issued to 5 consultants for services @
$O.OOOl

EXHIBITS AND FINANCIAL STATEMENT SCSHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit
Description

3.1
Articles of Incorporation of Registrant
3.2
Bylaws of the Registrant
-.

>. L
Opinion of Law offices of Michael W. Berg, regarding the legality of the securities being registered

23.1
consent of Law ofiiees of ~ichael W. Berg, PLLC
(included in
Exhibit 5.1)
23.2
Consent of Madsen & Assoc. CPA
UNDERTAKINGS
The undersigned Registrant hereby undertakes:

(a)(l) To file. during any period in which offers or sales of securities are being made, a post-effective amendment to ?his registration statement to:

(i)Include any prospectus required by section
10(a)(3) of the Securities ~ct
of 1933;

lii)

\..I


TO reflect in the prospectus any facts or events arising after the effective date ofthe registration statement (or the most recent post-effective amendment thereof) which, individually or in the ag regate, represent a fundamental change in the inFormation set forth in the registration statement. ~otwithstanding the foregoing, any increase or decrease in volume of securities

-

U
offered (if the total dollar value of securities offered would not exceed that which was registered)

and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the
Page 86


s-l.txt

commission pursuant to Rule 424(b)

( 230.424cb) of this chapter) if, in the aggregate, t'ie changes in volume and price represent no rnore than 20% change in the maximum a gregate offering price set forth in the "calcu?ation of

Registration Fee" table in the effective registration statement.

(iii)
TO include any material information with respect to the 7lan of distribution not previously discused in the registration statement or any material change to sueh information in the registration statement;
(2) That, for the purpose of determining any liability under the Securities ~ct of
1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration b means of a post-effective amendment any of tie securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Ifthe registrant is subject to Rule 430c, each prospectus fded pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule
430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the re istration statement as ofthe date it is first used a 7ter effectiveness. Provided.
however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will as to a purchaser with a time of contract of sale prior to such fust use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in anv such document immediatelv prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, re ardless of the undenvriting method used to se41 the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the followin communications, the undersigned registrant will %e a seller to the
Page 87


5-l.txt

purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be fded pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersi ned registrant;
(iii)Tk'e portion of any other free writing prospectus relating to the offering containing material information about the undersi ned registrant or our securities ~rovided by or on %ehalf of the undersigned' registrant; and
U

(iv) Anv other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities nct of 1933 (the "Act") may be permitted to our directors, officers and control ling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the securities
~ct,and is, therefore. unenforceable.
In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors.
officers, or controlling persons in the
successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the o~inion of our counsel the matter has been settled bv controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public pol icy as ex~ressed in the Securities Act. and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the securities nct of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Carson
City, Nevada, on the 27th day of lanuary 201 1.

ML CAPITAL CROUP, INC.

(~egistrant)

BY: 1st Lisa~elson
Name: Li sa Nel son
Title: president and chief Executive Off-cer
(Principal Executive Officer and principal
Financial and Accounting Officer)

POWER OF ATORNEY
Page 88


KNOW ALL PERSONS BY THESE PRESENTS. that each DerSOn whose signature appears below constitutes and appoints Lisa el son, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in his name, place and stead, in any and all capacities, to sign any or all amendments
(including post-effective amendments) to this
Registration Statement on Form S-1 of ML CAPITAL
GROUP, WC., and to file the same, with
all exhibits thereto, and other documents in connection therewith. with the securities and Exchange Commission,'pant unto said attorney-in-fact and aaent. full power and authority to do and perfonn each' and every act and-thing requisite and necessary to be done in and about the foreaoina. as fullv to all intents and ourooses as she mi hf orJcould do in person, hereby rat\fy\ng an8 confirming all that said attorne in-fact and agent, or his substitutes, may lawfuyry do or cause to be done by virtue hereof.

0
In accordancewith the requirements of the Securities
Act of 1933, this registration statenlent was signed by the following persons in the capacities and on the dates stated.

-&&&-.-.,k

si-anawe ~itleDate
1s/Lisa Nelson President and chief Executive Oilicer,
Auaust 10.2Oli
~igaelson Secmtary, Treasurer and ~irector